Exhibit 1.1

$300,000,000

Aegerion Pharmaceuticals, Inc.

2.0% Convertible Senior Notes due 2019

PURCHASE AGREEMENT

August 11, 2014

JEFFERIES LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the

Initial Purchasers listed in

Schedule I hereto

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees with you as follows:

1. Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed in Schedule I hereto (collectively, the “Initial Purchasers”), for whom Jefferies LLC and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), $300,000,000 in aggregate principal amount of 2.0% Convertible Senior Notes due 2019 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of August 15, 2014, by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $45,000,000 aggregate principal amount of its 2.0% Convertible Senior Notes due 2019 on the terms and conditions set forth in Section 3 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will (i) initially be convertible into validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) after receiving the approval of shareholders of the Company, cash, shares of the Common Stock, or a combination thereof, at the Company’s election, on the terms, and subject to the conditions, set forth in the Indenture. The shares of Common Stock into which the Securities may be so converted (including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Final Offering Memorandum)) are referred to herein as the “Conversion Shares.” Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated August 11, 2014 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

In connection with the offering of the Securities, the Company and one or more financial institutions (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Bond Hedge Confirmations”) and warrant confirmations (the “Warrant Confirmations”), each dated the date hereof (the Bond Hedge Confirmations and the Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Securities, the Company and the Call Spread Counterparties may enter into additional convertible note hedge transactions and warrant transactions pursuant to additional convertible note hedge confirmations (“Additional Bond Hedge Confirmations”) and warrant confirmations (“Additional Warrant Confirmations”), each to be dated the date of exercise of the option to purchase such Option Securities (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, “Additional Call Spread Confirmations” and together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

This Agreement, the Call Spread Confirmations, the Indenture and the Securities are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 8:00 p.m. (New York City time) on August 11, 2014.

3. Purchase, Sale and Delivery.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of Initial Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a purchase price of 97.5% of the aggregate principal amount thereof.

(b) The Company hereby grants to the Initial Purchasers an option to purchase up to $45,000,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities, within a period of 13 calendar days from, and including, the Initial Closing Date (as defined below). Such option is granted for the purpose of covering sales of Securities in excess of the aggregate principal amount of Initial Securities in the sale of Initial Securities. Any election to purchase Option Securities may be exercised by written notice from the Representatives to the Company, given at least one business day prior to the last day of such 13-day period, setting forth the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the Initial Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice. If any Option Securities are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Option Securities that bears the same proportion to the total principal amount of Option Securities to be purchased as the principal amount of Initial Securities to be purchased by such Initial Purchaser bears to the total principal amount of Initial Securities.

(c) Delivery to the Initial Purchasers of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on August 15, 2014 (the “Initial Closing Date”), and delivery to the Initial Purchasers of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the New York City offices of Covington & Burling LLP (or such other place as shall be reasonably acceptable to the Representatives).

(d) The Company shall deliver to the Initial Purchasers one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchasers for inspection at the New York City offices of Covington & Burling LLP (or such other place as shall be reasonably acceptable to the Representatives) not later than 10:00 a.m. New York City time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser that, as of the date hereof and as of the applicable Closing Date:

(a)	Distribution of Offering Materials By the Company. The Company has not used or distributed and will not, and will not cause or authorize its agents or representatives to, use or distribute any written communication ( as such term is defined by Rule 405 promulgated under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b)

No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not, and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) no Company Additional Written Communication conflicts with the information contained in the Time of Sale Document or the Final Offering Memorandum, or when taken together with the Time of Sale Document, contained or, at the Closing Date, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 14. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c)	Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)	Reporting Compliance. The Company is subject to, and is in full compliance with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e)	Independent Accountants. Ernst & Young LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to the Company and its “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) within the applicable rules and regulations adopted by the SEC and as required by the Exchange Act and (ii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(f)

Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, changes in stockholders’ equity and cash flows of the Company and its subsidiaries at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise stated therein. The selected financial data included in the Time of Sale Document and the Final Offering Memorandum present fairly the information shown therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(g)	Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing as a foreign corporation could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

(h)	Subsidiaries. Each of the Company’s subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Memorandum. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as disclosed in the Time of Sale Document and the Final Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto, and such subsidiaries, in the aggregate as a single entity, do not constitute a “significant subsidiary” as defined in Rule 1.01 of Regulation S-X.

(i)

No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as set forth in or contemplated thereby (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) the Company and its subsidiaries, considered as one entity, have not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) and since such date, there has not been any change in the capital stock or long-term debt of the Company and its subsidiaries and there has been no material adverse change or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations, business, operations or prospects, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”), and (C) the Company and its subsidiaries, considered as one entity, have not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock, except for dividends paid to the Company or other subsidiaries by any of the Company’s subsidiaries.

(j)	Capitalization and Other Capital Stock Matters. The Securities, the Conversion Shares and all other authorized shares of capital stock or other equity interests of the Company conform in all material respects to the descriptions thereof set forth in the Time of Sale Document and the Final Offering Memorandum, and the authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Document and the Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Final Offering Memorandum or pursuant to the exercise or conversion of outstanding securities, warrants or options referred to in the Final Offering Memorandum). All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Time of Sale Document and the Final Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The maximum number of Conversion Shares issuable upon conversion of the Securities (assuming the Company elects to deliver solely shares of Common Stock to settle all conversions) (the “Maximum Number of Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; no holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Time of Sale Document and the Final Offering Memorandum and were issued in compliance with federal and state securities laws.

(k)	Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Documents and to consummate the Transactions.

(l)

This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Initial Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(m)	The Securities. The Securities have each been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(n)	Call Spread Confirmations. Each of the Base Call Spread Confirmations has been, and any Additional Call Spread Confirmation on the applicable Closing Date will have been, duly authorized, and each Call Spread Confirmation has been or will have been, as the case may be, executed and delivered by the Company and, assuming due execution and delivery thereof by the Call Spread Counterparties, constitutes, or will constitute, as the case may be, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(o)

Shares Issuable under Warrant Confirmations. The aggregate Capped Number of shares of Common Stock for the warrant transactions evidenced by the Warrant Confirmations (as defined therein) has been, and if the Initial Purchasers elect to purchase any Option Securities and the Call Spread Counterparties and the Company enter into any Additional Warrant Confirmations in connection therewith, a number of shares of Common Stock equal to two times the number of shares of Common Stock underlying such Option Securities on the related applicable Closing Date will have been, in each case, duly authorized and reserved for issuance upon exercise or termination of the warrant transactions evidenced by the Warrant Confirmations or Additional Warrant Confirmations, as the case may be. Any shares of Common Stock issuable upon exercise or termination of the Warrant Confirmations or any Additional Warrant Confirmations, when so issued, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(p)	Absence of Defaults and Conflicts. The execution, delivery and performance of the Documents by the Company, the consummation of the Transactions by the Company and the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, license, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of the properties or assets of the Company or its subsidiaries.

(q)	Compliance with Applicable Laws. Neither the Company nor any of its its subsidiaries (A) are in violation of its charter or by-laws, (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets and has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such default, event, violation or failure to obtain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)	Absence of Labor Dispute. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(s)

ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect, With respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA), except in each such case as would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

(t)	Absence of Proceedings. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company and its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of the Documents or the consummation of the Transactions; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(u)	Disclosure of Proceedings, Agreements and Other Legal and Regulatory Matters. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Time of Sale Document and the Final Offering Memorandum or, in the case of documents, to be filed as exhibits to the documents incorporated by reference into the Time of Sale Document and the Final Offering Memorandum that are not described or filed as required. The Company has no knowledge that any other party to any such contract has any intention not to render full performance as contemplated by the terms thereof. The statements made in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the captions “Business — License,” “Business — Regulatory Matters,” each as updated or superseded by a document filed by the Company with the SEC prior to the date hereof and incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, and in the Time of Sale Document and the Final Offering Memorandum under the captions “Description of Capital Stock,” “Description of Certain Other Indebtedness,” “Description of Notes,” “Description of Convertible Note Hedge and Warrant Transactions,” and “Plan of Distribution” (only with respect to the description of the Documents) insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s charter or by-laws, are correct in all material respects.

(v)	Possession of Intellectual Property. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (A) the Company and its subsidiaries own, possess or have adequate rights to use the Company Intellectual Property (as defined below), (B) the Company has not received any notice of any infringement of, or conflict with, any Intellectual Property (as defined below) of any third party, and the Company is not aware of any basis for any such claim, (C) the Company and its subsidiaries are not obligated to pay a material royalty, grant a material license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (D) to the best of the Company’s knowledge, the operation of the business now conducted or as planned to be conducted by the Company and its subsidiaries as disclosed in the Time of Sale Document and the Final Offering Memorandum should not be found to infringe any claim of a third-party patent, (E) to the best of the Company’s knowledge, the operation of the business now conducted or as planned to be conducted by the Company and its subsidiaries as disclosed in the Time of Sale Document and the Final Offering Memorandum should not be found to infringe any non-patented Intellectual Property right of any third party and (F) the Company is not aware of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. For purposes of this Agreement, “Intellectual Property” means patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and “Company Intellectual Property” means Intellectual Property that is necessary to carry on the business now operated and as planned to be operated by the Company as disclosed in the Time of Sale Document and the Final Offering Memorandum.

(w)	Patent Applications. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and its subsidiaries are in compliance with the PTO’s duty of candor and disclosure for the Company Patent Applications and have made no material misrepresentation in the Company Patent Applications. To the knowledge of the Company, the Company and its subsidiaries are in compliance with the duty of candor and disclosure for the Company Patent Applications pending in countries outside the United States. The Company and subsidiaries have not intentionally withheld from the PTO any information material to a determination of patentability of claims pending in the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company or its subsidiaries from having clear title to the Company Patent Applications.

(x)

Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(y)	Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of the properties or assets of the Company and its subsidiaries is required for the execution, delivery and performance of the Documents by the Company, the consummation of the Transactions by the Company, the application of the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum, except for (A) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers and the rules and regulations of the Nasdaq Global Select Market (the “NASDAQ”).

(z)	Absence of Manipulation. Neither the Company nor any of its subsidiaries, directors, officers or controlled affiliates has and, to the Company’s knowledge, after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa)	Possession of Licenses and Permits. The Company and its subsidiaries have such permits, licenses, franchises and other approvals or authorizations of governmental or regulatory authorities (“Permits”), including without limitation all such Permits required by the United States Food and Drug Administration (the “FDA”), as are necessary under applicable law to conduct its business in the manner described in the Time of Sale Document and the Final Offering Memorandum, except for any of the foregoing that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have satisfied all of the requirements of the Permits, except where such failure, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no Permit is subject to revocation or termination, except where any revocation or termination could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)

Investigational New Drug Applications. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum or as otherwise could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company has not failed to submit to the FDA an Investigational New Drug Application for a clinical trial it has conducted or sponsored or is conducting or sponsoring and (B) all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(cc)	Preclinical Studies and Tests and Clinical Trials. The tests, nonclinical studies and clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the Time of Sale Document and the Final Offering Memorandum were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and its subsidiaries; the descriptions of the results of such tests, studies and trials contained in the Time of Sale Document and the Final Offering Memorandum do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading. To the Company’s knowledge, there have been no tests, studies or trials conducted with respect to the Company’s product candidates not described in the Time of Sale Document and the Final Offering Memorandum the results of which reasonably call into question the results of the tests, studies and trials described in the Time of Sale Document and the Final Offering Memorandum; and, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the Company and its subsidiaries have not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials, conducted by or on behalf of the Company and its subsidiaries which termination, suspension, clinical hold or material modification would reasonably be expected to have a Material Adverse Effect.

(dd)	Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as are disclosed in the Time of Sale Document and the Final Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its subsidiaries.

(ee)	Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom and the transactions contemplated by the Call Spread Confirmations, in each case as described in the Time of Sale Document and the Final Offering Memorandum, will not be, (A) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the SEC thereunder or (B) a “business development company” (as defined in Section 2(a)(48) of the 1940 Act).

(ff)	Environmental Laws. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company is not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(gg)	Registration Rights. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(hh)	Accounting Controls. The Company and each of its subsidiaries (A) make and keep accurate books and records and (B) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s and each of its subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s and each of its subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)	Internal Control over Financial Reporting. Since the date of the most recent balance sheet of the Company reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (A) the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (B) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj)	Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ll)	Payment of Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)	Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Documents or the issuance by the Company or sale by the Company of the Securities.

(nn)	Insurance. Each of the Company and its subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company believes is adequate for the conduct of its business and the value of its property and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; the Company and its subsidiaries have not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business and at a cost that could not reasonably be expected to have a Material Adverse Effect.

(oo)	Statistical and Market Data. The statistical and market-related data included in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(pp)	Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(qq)	Commission Agreements. Except as described in the Time of Sale Document and the Final Offering Memorandum, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the execution, delivery and performance of the Documents and the consummation of the Transactions (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Document and the Final Offering Memorandum under the caption Use of Proceeds”).

(rr)	No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ss)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt)	No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, other than payments made by the Company to a distributor of the Company’s product in connection with sales of such product in a Sanctioned Country, which payments are exempt, licensed, or otherwise fully compliant with the Sanctions and all related laws, rules and regulations, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(uu)	Related Party Transactions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and any of its subsidiaries, on the other hand, that is required to be described in Time of Sale Document and the Final Offering Memorandum which is not so described.

(vv)	Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers listed in Exhibit C has executed and delivered to Jefferies and J.P. Morgan a lock-up agreement in the form of Exhibit A hereto (a “Lock-up Agreement”). Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company. All directors and executive officers who are required pursuant to this Agreement to execute and deliver a Lock-up Agreement are collectively hereinafter referred to as the “Locked-up Persons.”

(ww)	Discrimination Laws. The Company is not in violation of nor has it received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xx)	Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Term Sheet. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(yy)	Listing. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from Nasdaq. The Company has not received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing.

(zz)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchasers’ representations and warranties in Section 6 herein.

(aaa)

Rule 144A; No Integration or General Solicitation. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act, and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Securities contemplated by this

Agreement; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act. None of the Company, any of its affiliates or other person acting on behalf of the Company has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act (each, a “General Solicitation”).

(bbb)	No Directed Selling Efforts. None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ccc)	No Restrictions on Payments of Dividends. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no encumbrance or restriction on the ability of any subsidiary of the Company (x) to pay dividends or make other distributions on such subsidiary’s capital stock or to pay any indebtedness to the Company or any other subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other subsidiary of the Company.

(ddd)

Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the applicable Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not otherwise insolvent under the standards set forth in any law applicable to the Company.

Each certificate signed by any officer of the Company or any of the subsidiaries, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

5. Covenants of the Company. The Company agrees:

(a)	Securities Law Compliance. To (i) at any time prior to the earlier of (1) the expiration of the Initial Purchaser’s option to purchase up to $45,000,000 in aggregate principal amount of Option Securities and (2) the Option Closing Date, advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Representatives may reasonably request, and (ii) promptly prepare, upon the Representatives’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Representatives determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the applicable Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Representatives shall previously have been advised thereof and shall have provided their written consent thereto. Before using or referring to any Company Additional Written Communications, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use or refer to any such written communication to which either Representative reasonably objects. The Company consents to the use by the Initial Purchasers of a Company Additional Written Communication that contains (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Representatives (or counsel for the Initial Purchasers), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representatives) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representatives) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)

Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for Exempt Sales. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)	Payment of Expenses. To pay all costs, fees and expenses incurred in connection with the performance of its obligations under the Documents and in connection with the Transactions, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Time of Sale Document, the Final Offering Memorandum (including financial statements, exhibits, schedules, consents and certificates of experts) and each Company Additional Written Communication prepared by or on behalf of, used by, or referred to by the Company, and, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations, determinations and exemptions, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company, but specifically excluding the travel and lodging expenses of the representatives of the Initial Purchasers, and the pro rata cost of aircraft and other transportation chartered in connection with the road show, based on the number of representatives of the Initial Purchasers and the officers of the Company using such aircraft and (viii) all expenses and application fees related to the listing of the Conversion Shares, the Common Stock underlying the warrants evidenced by the Warrant Confirmations and the Common Stock underlying any warrants evidenced by any Additional Warrant Confirmations on the NASDAQ Global Select Market. Except as provided in this Section 5(f) or in Section 8 or Section 12 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the applicable Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(i)	Integration. Not to, and to ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Not to take, and to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)	DTC. To use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed. Documents filed by the Company with the SEC via the EDGAR system or any successor system will be deemed to be furnished to the Initial Purchasers.

(n)	No General Solicitation or Directed Selling Efforts. Not to, and not to authorize or permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities (i) by means of any form of General Solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or (ii in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Representatives a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute any such communication to which the Representatives reasonably objects.

(o)	Sale of Restricted Securities. To not, and to not permit any current or future subsidiaries of either the Company or any other affiliates controlled by the Company to, resell any of the Securities that have been reacquired by the Company, any current or future subsidiaries or any other affiliates controlled by the Company and which constitute, and upon such resale would constitute, “restricted securities” under Rule 144, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(q)	Underlying Securities. To reserve and keep available at all times, free of preemptive rights, the Maximum Number of Conversion Shares and the maximum number of shares of Common Stock issuable upon exercise or termination of the Warrant Confirmations or any Additional Warrant Confirmations. The Company will cause a number of shares of Common Stock equal to the Maximum Number of Conversion Shares and the maximum number of shares of Common Stock issuable upon exercise or termination of the Warrant Confirmations or any Additional Warrant Confirmations to be listed on the Nasdaq Global Select Market.

(r)

Company Lock-Up. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of the Final Offering Memorandum (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of each Representative), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering or filing of, other than a Registration Statement on Form S-8 registering shares of common stock under the Company’s 2010 Stock Option and Incentive Plan and 2012 Inducement Stock Option Plan, any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by the Documents with respect to the Securities and the Conversion Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the foregoing shall not apply to (a) the Securities to be sold hereunder or the Conversion Shares, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant outstanding on the date hereof of which the Initial Purchasers have been advised in writing or that is described in the Time of Sale Document and the Final Offering Memorandum, (c) the grant by the Company of stock options or other stock-based awards (or the issuance of shares of Common Stock upon exercise thereof) to eligible participants pursuant to employee benefit or equity incentive plans of the Company described in the Time of Sale Document and the Final Offering Memorandum, provided that, prior to the grant of any such stock options or other stock-based awards that vest within the Lock-Up Period, each recipient of such grant shall sign and deliver a lock-up agreement substantially in the form of

Exhibit A hereto or (d) the entry into of the Call Spread Confirmations and the Company’s performance thereunder, including the issuance of Common Stock upon exercise and settlement or termination of the Call Spread Confirmations.

(s)	Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

6. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Securities. It will offer and sell the Securities only to persons reasonably believed by the Initial Purchaser to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” and “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.

7. Conditions. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	Closing Deliverables. The Initial Purchasers shall have received on the applicable Closing Date:

(i)

Officers’ Certificate. A certificate dated the applicable Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, (c) at the applicable Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company nor any subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the applicable Closing Date, executed by the Secretary of the Company, certifying such matters as the Representatives may reasonably request.

(iii)	Solvency Certificate. A certificate of solvency, dated the applicable Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit B attached hereto.

(iv)	Company Counsel Opinion. The opinion of Ropes & Gray LLP, counsel to the Company, dated the applicable Closing Date, in a form satisfactory to the Representatives.

(v)	Opinion of Intellectual Property Counsel for the Company. An opinion of Goodwin Procter LLP, special counsel for the Company with respect to intellectual property, dated the applicable Closing Date, in a form satisfactory to the Representatives.

(vi)	Initial Purchasers’ Counsel Opinion. An opinion, dated the applicable Closing Date, of Covington & Burling LLP, counsel to the Initial Purchasers, and Davis Polk & Wardwell LLP, special product counsel to the Initial Purchasers, each in form satisfactory to the Representatives covering such matters as are customarily covered in such opinions.

(vii)	Comfort Letters. The Initial Purchasers shall have received from Ernst & Young LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, to the effect that Ernst & Young LLP, among other things, reaffirms of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(b)	Executed Documents. The Representatives shall have received fully executed copies of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Representatives), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(c)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Representatives be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(d)	No Hostilities. There shall not have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of securities.

(e)	No Suspension in Trading; Banking Moratorium. None of the following shall have occurred: (i) suspension of trading in the Company’s common stock by the SEC or the NASDAQ Global Select Market or a suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ Global Select Market or any setting of limitations on prices for securities occurs on any such exchange or market, (ii) the declaration of a banking moratorium by any federal, New York, Delaware or Massachusetts authority has occurred or the taking of any action by any federal, New York, Delaware or Massachusetts authority after the date hereof in respect of its monetary or fiscal affairs, (iii) any suspension or limitation of trading in securities of the Company or (iv) a material disruption in settlement or clearing services that, in the Representatives’ sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(f)	Listing. The Maximum Number of Conversion Shares and the maximum number of shares of Common Stock issuable upon exercise or termination of the Warrant Confirmations or any Additional Warrant Confirmations shall have been approved for listing on the NASDAQ Global Select Market, subject to notice of issuance.

(g)	Lock-Up. The Representatives shall have received an executed Lock-Up Agreement from each Locked-up Person.

(h)	Executed Documents. The Representatives shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Representatives), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(i)	Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a)	Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchasers, their affiliates, directors, officers, employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which any Initial Purchaser, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, any Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any legal or other expenses reasonably incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information set forth in Section 14. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchasers. The Initial Purchasers agree to indemnify and hold harmless each of the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Representatives specifically for use therein as set forth in Section 14; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)

Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, delayed or conditioned but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)	Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer, employee and affiliate of any Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as any Initial Purchaser, and each director, officer, and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9. Termination. The Representatives may terminate this Agreement (i) at any time prior to the applicable Closing Date by written notice to the Company if any of the events described in Sections 7(c) (No Material Adverse Change), 7(d) (No Hostilities) or 7(e) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement or (ii) on the applicable Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Representatives on or prior to the applicable Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Initial Purchasers, except as set forth in Section 12 or (b) the Initial Purchasers to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company, except at set forth in Section 9 hereto. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 9 (except for a termination for events described in Section 7(d) (No Hostilities)) or Section 11, or if the sale to the Initial Purchasers of the Securities on the applicable Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

13. No Fiduciary Relationship. The Company hereby acknowledges that each Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that each Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company or their management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

14. Information Supplied by Representatives. The Company hereby acknowledges that, for purposes of Section 4(b) and Section 8, the only information that the Representatives have furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in the fourth paragraph under the caption “Plan of Distribution,” in the fifth sentence of the first paragraph under the caption “Plan of Distribution—Transfer Restrictions & Liquidity,” and in the first sentence of the first paragraph under the caption “Plan of Distribution—Stabilization” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

15. Miscellaneous.

(a)	Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel

and

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Facsimile: (212) 622-8358
Attention: Equity Syndicate Desk

with a copy to:	Covington & Burling LLP
620 Eighth Avenue
New York, New York 10018
Facsimile: (646) 441-9101
Attention: Donald Murray

If to the Company:	Aegerion Pharmaceuticals, Inc.
101 Main Street, Suite 1850
Cambridge, Massachusetts 02142
Facsimile: (617) 500-7866
Attention: General Counsel

with a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Facsimile: (617) 951-7050
Attention: Marc Rubenstein

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, employees and others referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party to this Agreement hereby expressly and irrevocably (i) submits to the exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the other party and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Mark J. Fitzpatrick
	Name:	Mark J. Fitzpatrick
	Title:	CFO

Accepted and Agreed to:

JEFFERIES LLC J.P MORGAN SECURITIES LLC

By JEFFERIES LLC, as Authorized Representative

By:	/s/ A. Colyer Curtis
	Name:	A. Colyer Curtis
	Title:	Managing Director

[Signature Page to the Purchase Agreement]

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies LLC	$120,000,000

J.P. Morgan Securities LLC	$120,000,000

Deutsche Bank Securities Inc.	$30,000,000

Leerink Partners LLC	$30,000,000

Total	$300,000,000

SCHEDULE II

PRICING SUPPLEMENT

Pricing Term Sheet

Dated August 11, 2014

Aegerion Pharmaceuticals, Inc.

$300,000,000 2.00% Convertible Senior Notes due 2019

The information in this pricing term sheet supplements Aegerion Pharmaceuticals, Inc.’s preliminary offering memorandum, dated August 11, 2014 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Aegerion Pharmaceuticals, Inc. and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. Aegerion Pharmaceuticals, Inc. has increased the size of this offering to $300,000,000 (or $345,000,000 if the initial purchasers’ option to purchase additional notes is exercised in full). The final offering memorandum relating to this offering will reflect conforming changes relating to such increase in the size of this offering.

Issuer:	Aegerion Pharmaceuticals, Inc.

Ticker / Exchange for Common Stock:	AEGR / The NASDAQ Global Select Market (“NASDAQ”).

Securities Offered:	2.00% Convertible Senior Notes due 2019 (the “notes”).

Aggregate Principal Amount:	$300,000,000.

Aggregate Principal Amount of Option to Purchase Additional Notes:	$45,000,000.

Maturity Date:	August 15, 2019, unless earlier repurchased or converted.

No Redemption at Our Option:	We may not redeem the notes prior to the Maturity Date, and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire notes periodically.

Fundamental Change:	If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change”) occurs prior to the Maturity Date of the notes, holders will, subject to specified conditions, have the right, at their option, to require us to repurchase for cash all or a portion of their notes. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date as described in the Preliminary Offering Memorandum under the caption “Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change.”

Additional Amounts:	If we consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person and the resulting, surviving or transferee person is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such person or any successor thereto, the “surviving entity”), then all payments made by the surviving entity under or with respect to the notes will be made without withholding or deduction for taxes unless the surviving entity is legally required to do so, in which case, subject to certain exceptions and limitations, the surviving entity will pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the notes after such withholding or deduction shall equal the amount that would have been received in the absence of such withholding or deduction. See “Description of Notes—Additional Amounts” in the Preliminary Offering Memorandum.

Interest Rate:	2.00% per annum, accruing from August 15, 2014.

Interest Payment Dates:	Interest will accrue from August 15, 2014 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2015.

Issue Price:	100% of principal, plus accrued interest, if any, from August 15, 2014 if settlement occurs after that date.

NASDAQ Last Reported Sale Price on August 11, 2014:	$30.50 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 35.0% above the NASDAQ Last Reported Sale Price on August 11, 2014.

Initial Conversion Price:	Approximately $41.175 per share of the Issuer’s common stock, subject to adjustment as set forth in the Preliminary Offering Memorandum.

Initial Conversion Rate:	24.2866 shares of the Issuer’s common stock per $1,000 principal amount of notes, subject to adjustment as set forth in the Preliminary Offering Memorandum.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the notes, we entered into convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates (the “option counterparties”). We also simultaneously entered into warrant transactions with the option counterparties pursuant to which we will sell warrants for the purchase of our common stock. The convertible note hedge transactions are expected generally to reduce the potential dilution upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes upon any conversion of notes, as the case may be. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of our common stock exceeds the strike price of the warrants.

If the initial purchasers exercise their option to purchase additional notes, we may enter into additional convertible note hedge and warrant transactions. See “Description of Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum.

Repurchase of Shares of Our Common Stock:	After paying the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the warrant transactions), we expect to use a portion of the remaining net proceeds from this offering to repurchase an aggregate of approximately $35.0 million of our outstanding common stock from certain purchasers of notes in privately negotiated, off-market transactions, which may be effected through one or more of the initial purchasers or their respective affiliates as our agent, concurrently with the closing of this offering. We expect the purchase price per share of the common stock repurchased from certain purchasers of notes to equal the NASDAQ Last Reported Sale Price on August 11, 2014. See “Share Repurchase Transactions” in the Preliminary Offering Memorandum.

Use of Proceeds:

We estimate that the net proceeds from this offering, after deducting the initial purchasers’ discount and estimated offering expenses payable by us, will be approximately $292.1 million (or $336.0 million if the initial purchasers exercise their option to purchase additional notes in full).

We intend to use a portion of the net proceeds from this offering, together with the proceeds from the warrant transactions, to fund the cost of the convertible note hedge transactions described under “Description of Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum. We expect the cost of the convertible note hedge transactions, after taking into account the proceeds to us from the warrant transactions, to be approximately $24.1 million. If the initial purchasers exercise their option to purchase additional notes, we may enter into additional convertible note hedge transactions using a portion of the proceeds from the sale of such additional notes and sell additional warrants.

We intend to use the remaining net proceeds from this offering to repurchase an aggregate of approximately $35.0 million of our outstanding common stock from certain purchasers of notes in privately negotiated, off-market transactions, which may be effected through one or more of the initial purchasers or their respective affiliates as our agent, concurrently with the closing of this offering and for working capital and other general corporate purposes, which includes funding possible acquisitions of, or investments in, businesses, technologies, products or assets that are complementary to our own. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Trade Date:	August 12, 2014.

Settlement Date:	August 15, 2014.

CUSIP Number (144A):	00767E AA0

ISIN (144A):	US00767EAA01

Joint Book-Running Managers:	Jefferies LLC J.P. Morgan Securities LLC

Co-Managers:	Deutsche Bank Securities Inc. Leerink Partners LLC

Description of Notes—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$30.50	$41.18	$45.00	$50.00	$55.00	$60.00	$80.00	$100.00	$125.00	$150.00	$180.00
August 15, 2014	8.5002	5.1216	4.2763	3.4342	2.8020	2.3168	1.1950	0.6827	0.3651	0.2009	0.0953
August 15, 2015	8.5002	5.0209	4.1336	3.2613	2.6166	2.1297	1.0419	0.5722	0.2941	0.1557	0.0692
August 15, 2016	8.5002	4.7566	3.8331	2.9430	2.3008	1.8276	0.8256	0.4293	0.2102	0.1062	0.0429
August 15, 2017	8.5002	4.2555	3.3040	2.4174	1.8041	1.3721	0.5424	0.2629	0.1236	0.0598	0.0207
August 15, 2018	8.5002	3.2768	2.3287	1.5136	1.0076	0.6899	0.2151	0.1049	0.0530	0.0253	0.0055
August 15, 2019	8.5002	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is more than $180.00 per share (subject to adjustment as set forth in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $30.50 per share (subject to adjustment as set forth in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 32.7868 shares of our common stock, subject to adjustment in the same manner, at the same time and for the same events as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Aegerion Pharmaceuticals Ltd.	Bermuda

Aegerion Pharmaceuticals (Canada) Ltd., Inc.	Canada

Aegerion Pharmaceuticals Holdings, Inc.	Delaware

Aegerion Mexico, S. DE R.L. DE C.V.	Mexico

Aegerion Argentina S.R.L	Argentina

Aegerion Pharmaceuticals K.K.	Japan

Aegerion Taiwan Limited	Taiwan

Aegerion Securities Corporation	Massachusetts

Aegerion Pharmaceuticals Limited	England/Wales

Aegerion Brasil Servicos de Promocao e Administracao de Vendas LTDA	Brazil

Aegerion Servicios, S. DE R.L. DE C.V.	Mexico

Aegerion Pharmaceuticals, SAS	France

Aegerion Pharmaceuticals S.r.l.	Italy

Aegerion Pharmaceuticals GmbH	Germany

Aegerion Pharmaceuticals AS	Norway

Aegerion Pharmaceuticals SARL	Switzerland

Aegerion İlaç Ticaret Limited Şirketi	Turkey

EXHIBIT A

            , 2014

Jefferies LLC

J.P. Morgan Securities LLC

As Representatives of the several Initial Purchasers

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC. (“Jefferies”) and J.P. Morgan Securities LLC (“J.P. Morgan,” and together with Jefferies, the “Representatives”), as representatives of the initial purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for an offering (the “Offering”), pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), by the several initial purchasers named in Schedule I of the Purchase Agreement (the “Initial Purchasers”), including the Representatives, of senior notes of the Company. It is proposed that the senior notes would be convertible into the common stock, par value $0.001 per share (the “Common Stock”), of the Company.

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Initial Purchasers, the undersigned will not, during the period commencing on the date hereof and ending 75 days after the date of the final offering memorandum relating to the Offering (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell (including without limitation any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering; (b) transfers of shares of Common Stock in connection with a merger, reorganization or consolidation of the

Company with or into another entity (including through the purchase of the outstanding capital stock of the Company) pursuant to which the stockholders of the Company immediately prior to such transaction own less than 50% of the surviving entity’s voting power after such transaction; or (c) transfers of shares of Common Stock or other Company securities if the transfer is (i) by bona fide gift, will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iii) by distribution to partners, members or shareholders of the undersigned; provided, however, that (y) in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that (1) such transfer shall not involve a disposition for value and (2) the transferee executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this agreement, and that (z) that in the case of clauses (a) and (c) above, no filing or public disclosure reporting any such acquisition, sale, transfer or other disposition shall be required under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or shall be voluntarily made (other than a filing made after the expiration of this agreement). For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 75 days after the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 75-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 75-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 75-day period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 75-day restricted period unless the undersigned requests and receives prior written confirmation from the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers, and there is no assurance that the Company and the Initial Purchasers will enter into a Purchase Agreement with respect to the Offering or that the Offering will be consummated.

If (1) the Company notifies you in writing that it does not intend to proceed with the Offering, (2) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (3) after execution thereof, the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing of the Offering, or (4) the Purchase Agreement is not executed on or prior to September 30, 2014, this agreement shall automatically terminate and the undersigned shall be released from any obligations hereunder.

[Signature page follows]

Very truly yours,

Name:
Address:

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

The undersigned, Mark Fitzpatrick, Chief Financial Officer of Aegerion Pharmaceuticals, a Delaware corporation (“Borrower”), solely in his capacity as Chief Financial Officer of Borrower and not in any individual capacity, does hereby certify pursuant to Section 7(a)(iii) of the purchase agreement (the “Purchase Agreement”) dated as of [—], by and among Borrower and the Representatives, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the applicable Closing Date and after giving effect to the use of proceeds described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum:

1.	The fair value of the assets of the Company and its subsidiaries, taken as a whole, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise;

2.	The present fair saleable values of the assets of the Company and its subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.	The Company and its subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

4.	The Company and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

5.	The Company has not incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of the Company and the Subsidiaries or any of their affiliates, as case may be;

6.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

B-1

The undersigned understands that the Representatives are relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

AEGERION PHARMACEUTICALS, INC.

By:
Name:
	Title:	Chief Financial Officer

[Signature Page to the Solvency Certificate]

EXHIBIT C

DIRECTORS AND OFFICERS

Sol J. Barer, Ph.D.

Antonio M. Gotto Jr., M.D., D.Phil.

David I. Scheer

Sandford D. Smith

Paul G. Thomas

Anne M. VanLent

Marc D. Beer

Martha J. Carter

Anne Marie Cook

Mark J. Fitzpatrick

Craig E. Fraser

Mark Sumeray

E-1